Exhibit 99.1

CHEMED CORPORATION ISSUES STATEMENT
REGARDING 2009 ANNUAL MEETING OF STOCKHOLDERS

CINCINNATI – March 20, 2009 – Chemed Corporation (NYSE:CHE) today confirmed receipt of notice from MMI Investments, L.P. announcing MMI’s intent to nominate a slate of five director candidates to stand for election at the Company’s 2009 Annual Meeting, which is currently scheduled for May 18, 2009.  The Board of Directors of Chemed will review this matter in due course.

Chemed issued the following statement:

“As indicated in our response to MMI’s letter of February 12, 2009, we continue to believe that the interests of Chemed’s stockholders would be best served by maintaining Chemed’s current corporate structure at this time.  The Board has long considered the possibility of separating VITAS and Roto-Rooter and has already positioned Chemed’s businesses to facilitate such a separation.  While a separation could create substantial shareholder value in a different market environment, we firmly believe that, given the present state of the equity and debt markets, implementing a separation could impair value for our stockholders and now is not the right time to implement this strategy.

“Chemed’s Board has a history of success in unlocking value through spin-offs and other strategic transactions and in providing stockholders with solid and consistent returns.  In fact, since the announcement of Chemed’s acquisition of VITAS in December 2003, Chemed’s stock has appreciated over 121%, at a compounded annual growth rate of over 15%.”

About Chemed
Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries: VITAS Healthcare and Roto-Rooter. VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Forward Looking Statements
Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

Important Information
Chemed Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Chemed files with the SEC at the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com. In addition, the proxy statement and other documents filed by Chemed with the SEC may be obtained from Chemed free of charge by directing a request to Chemed Corporation, Attn: Investor Relations, Chemed Corporation, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202-4726.

Certain Information Regarding Participants
Chemed Corporation, its directors and certain executive officers and employees may be deemed to be participants in the solicitation of Chemed’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Chemed’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, and its proxy statement for the 2008 Annual Meeting, which was filed with the SEC on April 8, 2008. To the extent holdings of Chemed securities have changed since the amounts printed in the proxy statement for the 2008 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2009 Annual Meeting when it is filed by Chemed with the SEC.  These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com.

Contacts
David P. Williams Chemed Corporation 513-762-6901	Andy Brimmer / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449